Exhibit 99.1
NEWS BULLETIN RE: CLAIRE’S STORES, INC.
3 S.W. 129th AVENUE, PEMBROKE PINES, FLORIDA 33027 (954) 433-3900
CLAIRE’S STORES, INC. REPORTS FISCAL 2008
SECOND QUARTER RESULTS
PEMBROKE PINES, Florida, September 11, 2008. Claire’s Stores, Inc., a leading specialty retailer offering value-priced jewelry and accessories, today reported its financial results for the 2008 second quarter ending August 2, 2008. Effective with the fiscal quarter ended May 3, 2008, the Company has changed its fiscal year naming convention to coincide with the calendar year in which the fiscal year begins. Accordingly, the current fiscal quarter is referred to as the 2008 second quarter and the comparable prior year quarter is referred to as the 2007 second quarter.
Second Quarter Results
The Company reported net sales of $360.0 million for the 2008 second quarter, a 1.5% decrease from the 2007 second quarter. The decrease was primarily attributable to a decline in same store sales, partially offset by the growth in our new store base and the effect of foreign currency translation.
Consolidated same store sales declined 5.8% in the 2008 second quarter. A decline in average transactions per store of 12.0%, was partially offset by a 7.5% increase in average sales per transaction. The increase in sales per transaction reflects our strategy to increase average ticket through good, better and best price tiering. The decline in the number of transactions reflects both weaker mall traffic and less reliance on low margin, low dollar value promotional transactions. In North America, same store sales decreased 8.1%, with sales at our Claire’s stores declining less than at our Icing stores. European same store sales declined 1.7%. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.
Chief Executive Officer Gene Kahn said, “In the second quarter, we saw an improvement in the tone of business as our comparable store sales improved during each month of the quarter and our merchandise margin increased. We also successfully completed phase one of our Pan-European Transformation (“PET”) project. As a result, we now have an integrated team managing our European business, and a more focused North American merchandising team, within which there are now dedicated groups responsible for each of our Claire’s and Icing brands. We launched our Cost Savings Initiative (“CSI”) during the quarter and are on target to achieve our previously announced goals of $15 million of expense reductions this year and an annualized amount in excess of $40 million.
I would also like to note, in the 14 months since the transaction was completed, we have made significant progress in upgrading our management team and refining our organizational structure, creating a strong foundation to sustain us through this difficult retail environment and positioning us to reach our performance goals.”
The gross profit percentage was flat at 49.9% for both 2008 and 2007 second quarters. A 290 basis point increase in the merchandise margin was offset by an equal increase in occupancy and buying costs. Excluding $1.4 million of non-recurring costs related to the PET project, gross profit percentage increased to 50.3%.
Selling, general and administrative expenses increased 7.2% to $132.4 million in the second quarter of Fiscal 2008 compared to $123.5 million in last year’s comparable fiscal quarter. Adjusting for changes in foreign exchange rates and excluding $2.0 million of non-recurring PET costs, $1.7 million of expense relating to CSI, and $0.3 million of additional sponsor management fees this fiscal quarter compared to the 2007 second quarter, SG&A increased $0.9 million or 0.7%.
Adjusted EBITDA in the 2008 second quarter was $58.1 million compared to $64.3 million in the 2007 second quarter. The Company defines Adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization, excluding the impact of transaction related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments.

At August 2, 2008 the Company’s $200 million revolving credit facility was undrawn and fully available aside from an ongoing $5.9 million letter of credit in connection with our self-insured workers’ compensation program. Cash and cash equivalents were $35.2 million.
During the 2008 second quarter, cash used in operating activities was $12.0 million, compared with cash used in operating activities of $59.5 million during the 2007 second quarter. The change in cash used in operating activities was impacted by an increase in operating income, due primarily to a decrease in transaction-related costs, and a decrease in working capital, partially offset by higher interest expense paid on the debt incurred to fund the acquisition of the Company. Capital expenditures during the 2008 second quarter were $16.0 million, of which $9.2 million related to new store openings and remodeling projects. Capital expenditures during the 2007 second quarter were $24.6 million.
Year to Date Results
Net sales for the first six months of 2008 declined 2.7% to $687.0 million from $706.1 million. Same store sales decreased 7.0%. For the first six months of 2008, Adjusted EBITDA was $92.4 million compared to $125.0 million in the first six months of 2007.

Store Count as of:	August 2, 2008	February 2, 2008	August 4, 2007

North America	2,142	2,135	2,133
Europe	911	905	883

Subtotal Company-Owned	3,053	3,040	3,016

Joint Venture	205	198	203
Franchise	175	166	149

Subtotal Non-Owned	380	364	352

Total	3,433	3,404	3,368

Conference Call Information
The Company will host its second quarter conference call on September 12, 2008, at 10:00 a.m. (EDT). The call-in number is 630-395-0260 and the password is “Claires.” A replay will be available through September 19, 2008. The replay number is 402-530-7636 and the password is 25247. The conference call is also being webcast and archived until September 19, 2008 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Conference Calls” link located under “Financial Information” for a replay or download as an MP3 file.
Company Overview
Claire’s Stores, Inc. is a leading specialty retailer of value-priced jewelry and accessories for girls and young women through its two store concepts: Claire’s® and Icing®. While the latter operates only in North America, Claire’s operates worldwide. As of August 2, 2008, Claire’s Stores, Inc. operated 3,053 stores in North America and Europe. Claire’s Stores, Inc. also operates through its subsidiary, Claire’s Nippon, Co., Ltd., 205 stores in Japan as a 50:50 joint venture with AEON, Co., Ltd. The Company also franchises 175 stores in the Middle East, Turkey, Russia, South Africa, Poland and Guatemala.
Forward-looking Statements:
This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; general economic conditions such as increased energy costs; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; significant increases in our merchandise markdowns; inability to grow our store base in Europe; inability to design and implement new information systems; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final GAAP adjustments; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our products, particularly regulations relating to the metal content in jewelry, and employment laws relating to overtime pay, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income, and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008 filed with the SEC on April 25, 2008. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.
Additional Information:
Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.
Contact Information:
J. Per Brodin, Senior Vice President and Chief Financial Officer
Phone: (954) 433-3900, Fax: (954) 433-3999 or E-mail, investor.relations@claires.com

SECOND FISCAL QUARTER
CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(In thousands)

			Predecessor
	Successor Entity		Entity
	Three Months	May 29, 2007	May 6, 2007
	Ended	Through	Through
	August 2, 2008	August 4, 2007	May 28, 2007
Net sales	$359,973	$281,190	$84,328
Cost of sales, occupancy and buying expenses	180,267	138,276	44,846

Gross profit	179,706	142,914	39,482

Other expenses (income):
Selling, general and administrative	132,421	92,746	30,798
Depreciation and amortization	22,561	13,165	4,417
Transaction-related costs	296	2,061	69,186
Other income	(549)	(396)	(135)

	154,729	107,576	104,266

Operating income (loss)	24,977	35,338	(64,784)
Interest expense (income), net	48,739	35,928	(1,123)

Loss before income taxes	(23,762)	(590)	(63,661)
Income taxes	(6,831)	217	8,890

Net loss	$(16,931)	$(807)	$(72,551)

YEAR TO DATE

			Predecessor
	Successor Entity		Entity
	Six Months	May 29, 2007	February 4, 2007
	Ended	Through	Through
	August 2, 2008	August 4, 2007	May 28, 2007
Net sales	$686,976	$281,190	$424,899
Cost of sales, occupancy and buying expenses	352,249	138,276	206,438

Gross profit	334,727	142,914	218,461

Other expenses (income):
Selling, general and administrative	263,756	92,746	154,482
Depreciation and amortization	44,662	13,165	19,652
Transaction-related costs	6,264	2,061	72,672
Other income	(1,109)	(396)	(1,476)

	313,573	107,576	245,330

Operating income (loss)	21,154	35,338	(26,869)
Interest expense (income), net	97,396	35,928	(4,876)

Loss before income taxes	(76,242)	(590)	(21,993)
Income taxes	(23,741)	217	21,779

Net loss	$(52,501)	$(807)	$(43,772)

CLAIRE’S STORES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	August 2, 2008	February 2, 2008
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$35,236	$85,974
Inventories	119,552	117,679
Prepaid expenses	47,643	37,315
Other current assets	47,591	37,658

Total current assets	250,022	278,626

Property and equipment:
Land and building	22,288	22,288
Furniture, fixtures and equipment	140,446	130,130
Leasehold improvements	227,550	211,163

	390,284	363,581
Less accumulated depreciation and amortization	(90,143)	(53,972)

	300,141	309,609

Intangible assets, net of accumulated amortization of $11,046 and
$4,762	809,954	777,130
Deferred financing costs, net of accumulated amortization of $12,370	65,220	70,511
and $7,079, respectively
Other assets	76,307	71,754
Goodwill	1,841,346	1,840,867

	2,792,827	2,760,262

Total assets	$3,342,990	$3,348,497

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Trade accounts payable	$68,405	$56,089
Current portion of long-term debt	14,500	14,500
Income taxes payable	6,063	12,191
Accrued interest payable	22,565	19,536
Accrued expenses and other liabilities	120,206	117,076

Total current liabilities	231,739	219,392

Long-term debt	2,362,052	2,363,250
Deferred tax liability	116,486	139,506
Deferred rent expense	14,968	10,572
Unfavorable lease obligations and other liabilities	48,986	10,577

	2,542,492	2,523,905

Commitments and contingencies	—	—

Stockholder’s equity:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	605,116	601,201
Accumulated other comprehensive income, net of tax	15,503	3,358
Retained earnings (deficit)	(51,860)	641

	568,759	605,200

Total liabilities and stockholder’s equity	$3,342,990	$3,348,497

Net income (loss) reconciliation to EBITDA and Adjusted EBITDA
EBITDA represents net income (loss) before provision for income taxes, interest income and expense, and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.
EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP, are not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.
Some of the limitations of EBITDA and Adjusted EBITDA are:
•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.
While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.
While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES
(UNAUDITED)
(IN THOUSANDS)

	Successor	Predecessor	Successor
	Entity	Entity	Entity	Combined
	May 4, 2008	May 6, 2007	May 29, 2007	Thirteen Weeks
	Through	Through	Through	Ended
	August 2, 2008	May 28, 2007	August 4, 2007	August 4, 2007
Net loss	$(16,931)	$(72,551)	$(807)	$(73,358)
Income tax expense (benefit)	(6,831)	8,890	217	9,107
Interest expense	49,096	19	36,840	36,859
Interest income	(357)	(1,142)	(912)	(2,054)
Depreciation and amortization	22,561	4,417	13,165	17,582

Reported EBITDA	47,538	(60,367)	48,503	(11,864)
Book to cash rent adjustment (a)	1,556	177	1,328	1,505

EBITDA after rent related adjustment	49,094	(60,190)	49,831	(10,359)
Amortization of intangible assets (b)	574	119	248	367
Equity loss (income) (c)	(32)	(17)	33	16
(Gain) loss on retirement of property and equipment, net (d)	(81)	270	461	731
Stock compensation expense (e)	1,148	—	889	889
Legal settlement & related costs (f)	161	100	—	100
Relocation costs (g)	744	—	—	—
Consulting expenses (h)	297	90	194	284
Fixture leases (i)	96	103	262	365
Cost savings (j)	—	150	33	183
Management fee (k)	750	—	500	500
Transaction related costs (l)	296	69,186	2,061	71,247
Pan European Transformation costs (m)	3,428	—	—	—
Cost Savings Initiative costs (n)	1,671	—	—	—

Adjusted EBITDA	$58,146	$9,811	$54,512	$64,323

CLAIRE’S STORES, INC. AND SUBSIDIARIES
(UNAUDITED)
(IN THOUSANDS)

	Successor	Predecessor	Successor
	Entity	Entity	Entity	Combined
	Feb. 3, 2008	Feb. 4, 2007	May 29, 2007	Twenty Six Weeks
	Through	Through	Through	Ended
	August 2, 2008	May 28, 2007	August 4, 2007	August 4, 2007
Net loss	$(52,501)	$(43,772)	$(807)	$(44,579)
Income tax expense (benefit)	(23,741)	21,779	217	21,996
Interest expense	98,283	86	36,840	36,926
Interest income	(887)	(4,962)	(912)	(5,874)
Depreciation and amortization	44,662	19,652	13,165	32,817

Reported EBITDA	65,816	(7,217)	48,503	41,286
Book to cash rent adjustment (a)	3,623	677	1,328	2,005

EBITDA after rent related adjustment	69,439	(6,540)	49,831	43,291
Amortization of intangible assets (b)	1,102	622	248	870
Equity loss (income) (c)	101	(665)	33	(632)
(Gain) loss on retirement of property and equipment, net (d)	(54)	1,201	461	1,662
Stock compensation expense (e)	3,915	1,275	889	2,164
Legal settlement & related costs (f)	373	200	—	200
Relocation costs (g)	744	—	—	—
Consulting expenses (h)	1,132	341	194	535
Fixture leases (i)	255	479	262	741
Cost savings (j)	—	897	33	930
Management fee (k)	1,500	—	500	500
Transaction related costs (l)	6,264	72,672	2,061	74,733
Pan European Transformation costs (m)	5,983	—	—	—
Cost Savings Initiative costs (n)	1,671	—	—	—

Adjusted EBITDA	$92,425	$70,482	$54,512	$124,994

The following footnotes relate to the tables on pages 7 and 8:
(a)	Represents the elimination of net non-cash rent expense, amortization of rent free periods and the inclusion of cash landlord allowances.

(b)	Represents the elimination of non-cash amortization of lease rights.

(c)	Represents the elimination of non-cash equity income or loss related to our 50:50 joint venture with AEON Co. Ltd.

(d)	Represents the elimination of non-cash losses on store related property and equipment primarily associated with remodels, relocations and closures.

(e)	Represents the elimination of non-cash stock compensation expense.

(f)	Represents the elimination of a legal settlement and fees in connection with wage and hour class action litigation in California.

(g)	Consists of costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees.

(h)	Represents the elimination of non-recurring consulting expenses.

(i)	Represents the elimination of non-cash amortization expenses associated with synthetic leases of store fixtures. The Company has not entered into any new synthetic leases after 2001.

(j)	Reflects the adjustment of executive air travel and other costs to the Company’s estimate for such costs on a normalized basis and the estimated savings on directors’ and officers’ insurance reflective of the Company no longer being a public company. For purposes of estimating these savings, we assumed an annual air travel budget of $250,000 for our senior executive officers.

(k)	Represents the management fee paid to Apollo Management and Tri-Artisan Capital Partners.

(l)	Transaction costs represent legal, financial advisory, compensation, severance and other acquisition related expenses.

(m)	Represents the non-recurring costs of our strategic Pan-European Transformation project. These costs consist primarily of consulting fees, compensation and legal expense incurred under the buying and SG&A expense lines.

(n)	Represents the non-recurring costs relating to our Cost Savings Initiative project. These costs consist primarily of consulting fees.